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                                                                   EXHIBIT 10.17
[CABOT OIL & GAS CORPORATION LETTERHEAD]


Mr. Ray R. Seegmiller
5524 Woodway
Houston, Tx. 77056                                            September 25, 1995


Dear Ray:

The following reflects your compensation package with respect to your joining the Company:

* On August 3, 1995, the Board of Directors of Cabot Oil & Gas Corporation elected you Vice President, Chief Financial Officer and Treasurer.

* You will receive a base annual salary of $175,000 beginning August 1, 1995. Effective June 28, 1995, you received compensation based on an annual salary of $87,500 through July 31, 1995.

* You will be eligible to receive an annual incentive bonus according to the terms of the Annual Target Cash Incentive Plan, such amount to be reviewed by the Compensation Committee of the Board of Directors.
         Your annual target bonus is 35% of your base salary and the bonus amount may range from zero percent to 70 percent of your base salary depending on your performance, the performance of the Company as defined in the Annual Target Cash Incentive Plan and other factors as deemed relevant by the Compensation Committee of the Board of Directors.

* If your employment is terminated by the Company for any reason other than Cause, or if you terminate your employment for Good Reason, you shall be entitled to the following:

                 If you terminate your employment for Good Reason or the Company terminates your employment for any reason other than Cause prior to August 1, 1996, you are guaranteed payment of your base salary through July 31, 1997 as salary continuation which also includes continuation of applicable benefits programs.

                 If you terminate your employment for Good Reason, or the Company terminates your employment for any reason other than Cause after August 1, 1996 you are guaranteed payment of your base salary for an
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                 additional 12 months as salary continuation which also
                 includes continuation of applicable benefit programs.

                 For purposes hereof, the term Cause means (i) a dishonest or other act of material misconduct that results in your substantial personal enrichment, results in a substantial economic loss to the Company, or, is otherwise materially contrary to the best interest of the Company, or (ii) willful repeated refusals by you to perform the duties of your position.

                 For purposes hereof, the term Good Reason means the Company's assignment to you of any duties materially inconsistent with your position, or any other act by the Company that results in a diminution in your position, authority, duties or responsibilities, or any reduction in your base salary or bonus opportunity, or, any reduction in other benefits (other than a reduction in those benefits applicable to executive officers generally).

* On August 3, 1995 you were granted a five (5) year option to purchase 20,000 shares of Company Common Stock at a grant price of $13.5625 per share, 10,000 of which shall vest on the first anniversary of the award, with the remaining 10,000 vesting on the second anniversary of the award.

* On August 3, 1995 you were granted an award of 5,000 shares of restricted Company Common Stock, the restrictions on which will lapse on the second anniversary of the award, August 3, 1997.

* If your employment is terminated by the Company other than for Cause, or if you terminate your employment for Good Reason, the stock option award and the restricted stock grant made on August 3, 1995 will vest on the date of termination.

* You will be entitled to participate in all benefit programs offered by the Company to executive officers according to the terms of the plans.

* The Company will provide to you term life insurance coverage equal to twice your annual salary following its standard program for executives.

* You will be entitled to participate in the Company's pension plan and a supplemental executive retirement agreement providing you with double service credit to equalize the retirement benefit and remove the limits imposed by Sections 401(a)17 and 415 of the IRC. Such supplemental benefits will vest after completion of two years service.
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*        The Company will pay the dues for one membership in a club of your choice.

* You agree to abide by all Company policies, including execution of a confidentiality agreement and passing a drug test (as have all employees).

If you are in agreement with the terms and conditions contained in this letter, please sign one copy in the space provided below and return it to the undersigned.

On behalf of Cabot Oil & Gas Corporation:     /s/ CHARLES P. SIESS, JR.
                                           -------------------------------------
                                           Charles P. Siess, Jr.
                                           Chairman, President and
                                           Chief Executive Officer

                                              September 26, 1995
                                           -------------------------------------
                                           Date

Accepted by:                                  /s/ RAY R. SEEGMILLER
                                           -------------------------------------
                                           Ray R. Seegmiller


                                              October 6, 1995
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                                           Date